UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Mike the Pike Productions, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming	47-2131970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20860 N. Tatum Blvd. Suite 300 Phoenix AZ 85050	85050
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number including area code: 310-986-2734

Copies to:

Mark Newbauer

  20860 N. Tatum Blvd. Suite 300 Phoenix AZ 85050

 hey@mikethepike.com

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of class)	Name of each exchange on which each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001	OTC
(Title of class)	Name of each exchange on which each class is to be registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act.

We are filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon effectiveness, the Company becomes subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “Mike the Pike,” the “Company,” “we,” “our” or “us” means Mike the Pike Productions, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Description of Business

(a) Business Development

Mike The Pike Productions Inc. has one wholly-owned subsidiary, Arowana Media Holdings, Inc. a pre-revenue stage IP acquisition and development company with a focus in entertainment properties which can be adapted for film, television, VR/AR, Gaming, and Metaverse opportunities.

Mike The Pike Productions Inc. originated as a company called Reflexor, Inc. Reflexor, Inc. was, located in New York, New York and was formed on Oct 16, 1997. Reflexor, Inc.’s operations consisted of managing and distributing prepaid card products, specifically development of prepaid phone cards.

On August 15th, 2001, John Riddle resigned and Michael Paloma was appointed President & CEO. Paloma announced as Director in the Articles of Incorporation that the Company would be renamed Advanced Bodymetrics Corporation. Advanced Bodymetrics Corporation(TM) was a high technology company dedicated to developing products for monitoring vital functions of the human body and displaying such data via a wristwatch or simple arm monitor. Advanced Bodymetrics Corporation’s research and development employed advanced, proprietary sensor technologies for health and fitness use.

On January 24, 2002 Advanced Bodymetrics Corporation acquired ICM Telecommunications, Inc. Douglas Hamby was named President & CEO of ICM Telecommunications Inc. ICM Telecommunications was a rapidly growing supplier of prepaid, stored value debit cards on a national and international basis through its partnership with Secure Financial Solutions. ICM Telecommunications underwent a name change and was called eHoldings Technology Inc. The name change reflects an expansion of the company’s business plan to include global monitoring systems, in addition to its focus on debit cards and telecommunications applications. On December 26th 2007 Douglas Hamby resigned and Kevin May was appointed as President and CEO of the Company which then changed its name to Pine Ridge Holdings, Inc. Pine Ridge Holdings was a property management/real estate development and technology development holding company. Pine Ridge Holdings had four operating businesses in its portfolio and was evaluating other management and/or acquisition opportunities in Indiana, Ohio, Michigan, Arizona, and North Carolina.

On April 24th 2009 Kevin May resigned and concurrently appointed Mark B. Newbauer as CEO of the Company. May also transferred ownership of the Company’s controlling shares to Mark B. Newbauer. On August 5th, 2009, the name was changed from Pine Ridge Holdings, Inc. to Mike The Pike Productions, Inc. On October 5, 2010 a merger was formed with Mike The Pike Merger Sub, a business corporation organized under the laws of the State of Wyoming, to redomicile the company in Nevada and Mike The Pike Productions, Inc. survived the merger as a Wyoming Company.

(b) Business of Issuer

The Company operates as a media holdings company with an active focus in the entertainment industry, including motion picture/entertainment content development, production & distribution, graphic novels, and literary assets.

There is something truly magical about storytelling that has been with us since humans first populated the planet.

Humans have been writing down those stories for tens of thousands of years ago, Aesop’s Fables and The Epic of Gilgamesh are two such examples. These works have been carved on stone pillars, printed on papyrus and, more recently these works of literature have been adapted for film. Works of literature have provided inspiration to filmmakers since the dawn of the industry, like the work of Georges Méliès in 1899, who released two adaptations of established works of literature —Cinderella, based on the Brothers Grimm and King John, the first known film to be based on the works of Shakespeare.

Today, works of literature are in higher demand than ever before with streamers and studios willing to pay top dollar for compelling storytelling, source material, & other IP on which to base content with built-in audience potential.

A fan-held company helps ensure we bring audiences around the world the kind of content that truly resonates with our human experience no matter who we are, or where we are from: transcendent storytelling across a wide range of genres, brought to life in ways like never before!

Arowana Media Holdings is an entertainment company with a passion for timeless and transcendent storytelling across film, television, digital media, and other entertainment mediums.

We do this in our flagship subsidiary, Mike the Pike Entertainment LLC, where we secure rights to undervalued and/or legacy IP and develop, package and produce these materials for feature film, television series and more, in partnership with studios and production companies.

OUR CURRENT PROPERTIES/PROJECTS

SILVERWING

A small bat’s curiosity leads to an adventure filled odyssey in the acclaimed Silverwing from award-winning author, Kenneth Oppel, which has sold over a million copies worldwide.

ELLA CLAH

Ella Clah – a Native American FBI agent must return to the reservation to solve her father’s murder, setting in motion a struggle between traditionalist and modernist forces in this critically acclaimed mystery series by Aimée and David Thurlo.

VAMPIRELLA UNIVERSE

One of our featured projects is the iconic Vampirella universe. It tells the story of a vengeful angel of death who comes to Earth, and soon decides to change her way of thinking, vowing never to take a life without a good reason. Vampirella has become the longest-running English-language vampire comic book of all time.

WISH

Wish, written by award-winning author Barbara O’Connor, comes a middle-grade novel about a girl who with the help of a true-blue friend, a big hearted aunt and uncle, and the dog of her dreams, unexpectedly learns the true meaning of family in the least likely of places.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

●	(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

●	(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

●	(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

●	(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Item 1A. Risk Factors.

Risks of ownership of “Penny Stocks” under SEC regulations

Penny stocks have less visibility and transparency than higher priced securities. Companies that are quoted as penny stocks have risks that are inherently greater than securities that are higher priced due to such factors as less disclosure, lower investor interest and uncertain financial conditions of the issuer. The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statement showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure and suitability requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our stock.

We have never paid dividends on our common stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business will have minimal revenues until further growth.

We are a development stage company and have had minimal revenues from operations. We may not realize larger revenues unless and until we successfully expand.

Our Certificate of Incorporation authorizes the issuance of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 50,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Item 2. Financial Information.

Results of Operations

The net income for the period ended December 31, 2021 was $326,000 compared to a net loss of ($7,831) for 2022. Total Assets as of December 31, 2021 was $0.00 compared to $10,211 for December 31, 2022. Total Liabilities as of December 31, 2021 were $127,282compared to $145,324 for 2022.

Quantitative and Qualitative Disclosures About Market Risk.

We have not utilized any derivative financial instruments such as futures contracts, options and swaps, forward foreign exchange contracts or interest rate swaps and futures. We believe that adequate controls are in place to monitor any hedging activities. We do not have any borrowings and, consequently, we are not affected by changes in market interest rates. We do not currently have any sales or own assets and operate facilities in countries outside the United States and, consequently, we are not affected by foreign currency fluctuations or exchange rate changes. Overall, we believe that our exposure to interest rate risk and foreign currency exchange rate changes is not material to our financial condition or results of operations.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company leases property at 20860 N. Tatum Blvd Suite 300 Phoenix AZ 85050.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Security ownership of certain beneficial owners.

The following tables set forth the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and directors as a group as of April 1, 2023. The persons named have sole voting and investment power with respect to such shares. There are not any pending arrangements that may cause a change in control. However, it is anticipated that there will be one or more change of control, including adding members of management, possibly involving the private sale or redemption of our principal shareholder’s securities or our issuance of additional securities, at or prior to the closing of a business combination.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.

Name and Address(1)	Amount and Nature of Beneficial Ownership Common	Percentage of Class Common	Amount of Preferred	Percentage of Preferred

Mark Newbauer	54,316,653	2.4%	2,014,286	83.4%
James DiPrima	0	0	161,143	6.7%
All Officers and Directors as a group (2 persons)	54,316,653	2.4%	2,175,429	90.1%

(1) The address for the persons named in the table above is c/o the Company.

This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 2,242,000,000 shares of common stock issued and outstanding, and 2,415,142 shares of Series A Preferred Stock issued and outstanding. On April 7, 2023, the Company amended it Articles to increase the number of authorized shares of common stock, from 2,249,000,000 to 5,000,000,000, but did not issue any new shares.

Item 5. Directors and Executive Officers.

(a) Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position
Mark B. Newbauer	49	President, Chief Executive Officer, and Member of Board of Directors Secretary

Mark B. Newbauer

Mark graduated from Columbia College Chicago where he studied filmmaking, screenwriting and producing. He spent considerable time at Chicago’s famous The Second City, writing, directing, and improvisational acting. As writer and producer of Dreamkiller, his short film won ‘Best of the Fest’ for historical fiction at the New York International Film and Video Festival concurrent to his work servicing talent and literary clients at BRS/The Gage Group. Newbauer formed Mike The Pike Entertainment, a subsidiary of Arowana Media Holdings. He successfully identifies, negotiates, and acquires rights to prominent intellectual property to present day with titles such as Vampirella (Dynamite Comics), Wish, Ella Clah, and Graeme Reynolds’ celebrated werewolf trilogy, High Moor. Newbauer recently produced the sci-fi/horror thriller ‘Beyond White Space’, starring Holt McCallany (Mindhunter, Wrath of Man).

The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.

(b) Significant Employees. None.

(c) Family Relationships. None.

(d) Involvement in Certain Legal Proceedings.

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

●	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit sharing programs for the benefit of directors, officers or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

	2019	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	2019	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2020	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Corporate Governance and Director Independence.

The Company has not:

●	established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

●	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

Item 8. Legal Proceedings.

There are presently no material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Company’s common stock trades on the expert market but intends on applying to trade on the pink sheets. The high trade has been for $0.00095 and the low $0.00001 during the last two years.

The Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

Item 10. Recent Sales of Unregistered Securities.

None within the last 2 years.

Item 11. Description of Registrant’s Securities to be Registered.

Authorized Capital Stock

5,000,000,000[1] common authorized and 100,000,000 preferred authorized.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred stock

Our authorized capital preferred stock is 100,000,000 shares of $0.001 par value preferred stock. Pursuant to our Articles of Incorporation, our board has the authority, without further stockholder approval, to provide for the issuance of up to 100,000,000 shares of our preferred stock in one or more series and to determine the dividend rights, conversion rights, voting rights, rights in terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Our board has the power to afford preferences, powers and rights (including voting rights) to the holders of any preferred stock preferences, such rights and preferences being senior to the rights of holders of common stock.

[1] Increased from 2,249,000,000 to 5,000,000,000 on April 7 2023.

Our Board of Directors have designated a single Series of Preferred Stock designated as Series A Preferred. Series A Preferred Shares are convertible to common stock at the rate of one Share of preferred to 1,000 shares of common after notice to the Corporation by the holder, only when there is both sufficient common stock available for conversion and a sufficient number of common stock shares are authorized by the Corporation. Preferred shares enjoy voting rights at the rate of 1/1000 (one to one thousand) with common stock and shall be entitled to vote when the holders of common stock shall have the right to vote.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

In order to qualify for listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Small Cap Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

Rules 504, 505 and 506 of Regulation D

The Commission is of the opinion that Rule 504 of Regulation D regarding exemption for limited offerings and sales of securities not exceeding $1,000,000 is not available to blank check companies. However, Rules 505 and 506 of Regulation D are available.

We have considered the possible need and intend to issue shares prior to any business combination relying on the exemption provided under Regulation D of The Securities Act of 1933 as the need arises to complete a business combination, to retain a consultant, finder or other professional to locate and investigate a potential target company or for any other requirement we deem necessary and in the interest of our shareholders. We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement on Form 10 to file with the Securities and Exchange Commission.

Transfer

Madison Stock Transfer, Inc. is currently the company’s transfer agent. Madison Stock Transfer, Inc. is registered with the SEC.

(b) Debt Securities. None.

(c) Other Securities to be Registered. None.

Item 12. Indemnification of Directors and Officers.

The Wyoming General Corporation provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Wyoming General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Wyoming General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on page F-1 through F-8.

FINANCIAL STATEMENTS
DECEMBER 31, 2022

F-1

Certified Public Accountants and Advisors

 A PCAOB Registered Firm

 713-489-5635 bartoncpafirm.com Cypress, Texas

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Mike The Pike Productions, Inc.

20860 N. Tatum Blvd, Suite 300

Phoenix AZ 85050

Opinion on the Financial Statement

We have audited the accompanying balance sheets of Mike The Pike Productions, Inc., (the “Company”). as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of Mike The Pike Productions, Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to Mike The Pike Productions, Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Mike The Pike Productions, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

The are no critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We have served as Mike The Pike Productions, Inc.’s auditor since 2023.

BARTON CPA

Cypress, Texas

April 27, 2023

F-2

MIKE THE PIKE PRODUCTIONS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 and 2021

F-3

MIKE THE PIKE PRODUCTIONS, INC.

 CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2022 & 2021

	2022	2021

ASSETS

CURRENT ASSETS

Cash	—	—

TOTAL CURRENT ASSETS	—	—

OTHER ASSETS

Intangible Assets net of amortization ( Note 4)	10,211	—

TOTAL ASSETS	10,211	—

LIABILITIES

Accounts Payable	9,421	8,879

Due to Stockholder (Note 9)	135,903	118,403

TOTAL CURRENT LIABILITIES	145,324	127,282

TOTAL LIABILITIES	145,324	127,282

STOCKHOLDERS’ (DEFICIT)

Preferred A Stock $.001 par value, 100,000,000 authorized, 2,415,142 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	2,415	2,415

Common Stock, $.001 par value, 2,249,000,000 authorized, 2,227,000,000 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	2, 227,000	2,227,000

Additional paid-in-capital	1,251,537	1,251,537

Subscription receivable	(2,229,415)	(2,229,415)

Retained earnings	(1,386,650)	(1,378,819)

TOTAL STOCKHOLDERS’ ACCUMULATED (DEFICIT)	(135,113)	(127,282)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	10,211	—

The accompanying notes are an integral part of the financial statements.

F-4

MIKE THE PIKE PRODUCTIONS, INC.

 CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022		2021
REVENUES:
Sales	$		$

TOTAL REVENUE

COST OF SALES

Administrative expenses		542		650

Amortization (Note 10)		7,289		—

Transfer Agent Fees		—		1,500

Total Operating expenses		7,831		2,150

NET OPERATING LOSS		(7,831)		(2,150)

OTHER INCOME (EXPENSE)

Gain on accrued debt interest write off (Note 6)		—		59,049

Impairment expense (Note 10)		—		(45,783)

Gain on debt write off (Note 6)		—		115,000

Gain on write of accrued salary (Note 5)		—		133,500

Gain (loss) on change in fair value of derivative liabilities		—		66,635

NET INCOME (LOSS)		$(7,831)		$326,251

Basic and Diluted Income (Loss) per Common Share		$(0.00)		(0.00)

Weighted Average Number of Common Shares Outstanding		2,227,000,000		2,227,000,000

The accompanying notes are an integral part of the financial statements.

F-5

MIKE THE PIKE PRODUCTIONS, INC.

 CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THEYEARSENDED DECEMBER 31 2022 AND 2021

	PREFERRED		COMMON STOCK		ADDITIONAL PAID- IN	SUBSCRIPTION	ACCUMULATED	TOTAL SHAREHOLDERS
	SHARES	VALUE	SHARES	VALUE	CAPITAL	RECEIVABLE	(DEFICIT)	(DEFICIT)

NET LOSS DECEMBER 31, 2020							(34,367)	(34,367)

BALANCE DECEMBER 31, 2020 (UNAUDITED)	2,415,142	$2,415	2,227,000,000	$2,227,000	$1,251,537	(2,229,415)	$(1,705,070)	$(453,533)

NET INCOME DECEMBER 31, 2021							326,251	326,251

BALANCE DECEMBER 31, 2021	2,415,142	$2,415	2,227,000,000	$2,227,000	$1,251,537	(2,229415)	$(1,378,819)	$(127,282)

NET LOSS DECEMBER 31,2022							(7,831)	(7,831)

BALANCE DECEMBER 31, 2022	2,415,142	$2,415	2,227,000,000	$2,227,000	$1,251,537	(2,229,415)	$(1,386,650)	$(135,113)

The accompanying notes are an integral part of the financial statements.

F-6

MIKE THE PIKE PRODUCTIONS, INC.

 CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss	$(7,831)	326,251

Adjustments to reconcile Loss to net cash provided (used) in operating activities:

(Gain) Loss on change in fair value of derivative liability	—	(66,635)

Impairment of other assets	—	45,783

Write off of Notes payable	—	(115,000)

Changes in operating assets and liabilities:

Amortization & Depreciation	7,289

Increase/ (decrease) in accounts payable	542	2,150

Increase/ (decrease) in accrued salaries	—	(133,500)

Increase/ (decrease) in accrued interest payable	—	(59,049)

NET CASH PROVIDED (USED IN) OPERATING ACTIVITIES	—	—

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of intangible assets	17,500

NET CASH PROVIDED (USED IN) INVESTING ACTIVITIES	(17,500)

CASH FLOWS FROM FINANCING ACTIVITIES

(Decrease)/Increase in notes payable	—

(Decrease)/Increase in Due to Stockholder	17,500

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	17,500

NET INCREASE (DECREASE) IN CASH	0	0

CASH AND EQUIVALENTS, BEGINNING OF PERIOD	0	0

CASH AND EQUIVALENTS, END OF PERIOD	$0	$0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The accompanying notes are an integral part of the financial statements.

F-7

MIKE THE PIKE PRODUCTIONS, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

NOTE 1 - ORGANIZATION AND OPERATIONS

Mike The Pike Productions, Inc. (the “Company”) is the successor entity to the business of Pine Ridge Holdings Inc. a corporation formed in Nevada in 2001.

Prior to August 2009, the Company was a Nevada corporation named Pine Ridge Holdings, Inc. engaged in the business of providing energy generation products. On April 24th 2009, Kevin May resigned and transferred ownership of shares to Mark B. Newbauer who was appointed President and CEO. On August 5th, 2009, the name was changed from Pine Ridge Holdings, Inc. to Mike The Pike Productions, Inc.

On December 6, 2009, the Company acquired all of the assets of Mike The Pike Productions, Inc. of Wyoming in exchange for 10,000,000 restricted shares of common stock. Concurrently with the Acquisition, the management of the Wyoming Corporation took control of the Board of Directors of the Company and the assets of the Company related to the energy business were spun-off to entity controlled by the previous management of the Company. On October 5, 2010, a merger was formed to re-domicile the company in Wyoming and Mike The Pike Productions, Inc. survived the merger as a Wyoming Company.

NOTE 2 – GOING CONCERN ANALYSIS

The Company was incorporated on August 5, 2009 and has not generated significant revenues to date. During the year ended December 31, 2022 and 2021, the Company had net loss of $7,831 and profits of $202,751 and no cash flow from operating activities of. As of December 31, 2022 and 2021, the Company’s cash balance was $0. The Company has been dormant for many years. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company expects to continue to generate operating losses for the foreseeable future. The accompanying consolidated financial statements do not include any adjustments as a result of this uncertainty.

Management Plans

Throughout the next twelve months, the Company intends to fund its operations primarily from owner and third party funding.

The Company requires capital for its contemplated activities. The Company’s ability to raise additional capital is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. These conditions and the ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

A. PRINCIPALS OF CONSOLIDATION

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Arowana Media Holdings, Inc. and Mike The Pike LLC incorporated in the state of Wyoming and Servenation, Inc. (inactive). All material inter-company balances and transactions were eliminated upon consolidation.

F-8

MIKE THE PIKE PRODUCTIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

B. BASIS OF ACCOUNTING

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”).

C. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

D. CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand; cash in banks and any highly liquid investments with maturity of three months or less at the time of purchase. The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation for up to $250,000.

E. COMPUTATION OF EARNINGS PER SHARE

Net income per share is computed by dividing the net income by the weighted average number of common shares outstanding during the period. Due to the net loss, the options and stock conversion of debt are not used in the calculation of earnings per share because the stock conversions and options are considered to be antidilutive.

F. INCOME TAXES

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.

We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

G. REVENUE RECOGNITION

The adoption of ASC 606 (Revenue From Contracts With Customers) represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue will be recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

F-9

MIKE THE PIKE PRODUCTIONS, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

1)        Identify the contract with a customer

2)        Identify the performance obligations in the contract

3)        Determine the transaction price

4)        Allocate the transaction price to performance obligations in the contract

5)        Recognize revenue when or as the Company satisfies a performance obligation

The Company has not recognized any revenue to-date.

I. FAIR VALUE MEASUREMENT

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value.

The Company determines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts reported in the balance sheet for cash, accounts receivable, inventory, accounts payable and accrued expenses, and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. US GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The established fair value hierarchy prioritizes the use of inputs used in valuation methodologies into the following three levels:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Due to the short-term nature of all financial assets and liabilities, their carrying value approximates their fair value as of the balance sheet dates.

F-10

MIKE THE PIKE PRODUCTIONS, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

J. RECENT ACCOUNTING PRONOUNCEMENTS

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

K. IINTANGIBLE ASSETS

Intangible assets are stated at cost less accumulated amortization. For intangible assets that have finite lives, the assets are amortized using the straight-line method over the estimated useful lives of the related assets. For intangible assets with indefinite lives, the assets are tested periodically for impairment.

L. IMPAIRMENT OF LONG-LIVED ASSETS

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances.

An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its common stock or debt financing in order to operate and grow the business. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to provide services. There may be other risks and circumstances that management may be unable to predict.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 4 – INTANGIBLE ASSETS

Intangible Assets at December 31, 2022 and December 31, 2021 consists of the following:

F-11

MIKE THE PIKE PRODUCTIONS, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

	DECEMBER 31, 2022	DECEMBER 31, 2021

Intangible Assets	$17,500	$—
Less: Accumulated Amortization	(7,289)	—
Net Intangible Assets	$10,211	$—

The Company invests in various intellectual properties such as short stories and novels to be developed into future movie projects. By definition these intangible assets are amortized over a 18 month period. Amortization expense for the twelve months ended December 31, 2022, and 2021 was $7,289 and $0 respectively. At December 31, 2022 and 2021, the Company has determined that the intangible asset should not be impaired.

NOTE 5 – ACCRUED COMPENSATION

In prior years the Company entered into an employment agreement with its CEO, Mark Newbauer, to pay him an annual salary of $60,000. The agreement was suspended June 30, 2016. In 2021, the accrued balance of $133,500 was written off. The balance at December 31, 2022 and December 31, 2021 was $0.

NOTE 6 –NOTES AND OTHER LOANS PAYABLE

 In July of 2013 the Company signed a promissory note for $25,000 with William Eilers, an attorney providing various legal services. The note became due on August 8, 2014 and carries a per annum interest rate of 14%. Beginning in 2011 the Company entered into a series of $7,500 with Shaun Diedrich that total $90,000. They are demand notes carrying an 8% per annum interest rate:

The following schedule is of the notes payable at December 31, 2022 and 2021 prior to write off:

Description	12/31/2022	12/31/2021

Convertible note payable due August 8, 2014; interest at 14%	25,000	25,000
Convertible note payable due January 12, 2013; interest at 8%	90,000	90,000

Total notes payable	$115,000	$115,000

All the above loans are in default and management has determined to write off the notes as well as the accrued interest of $59,049 as forgiven.

NOTE 7 –STOCKHOLDERS’ EQUIY/(DEFICIT)

AUTHORIZED SHARES & TYPES

The Company has authorized 100,000,000 shares of preferred stock at a par value of $0.001 at December 31, 2022 and 2021.

The Company has authorized 2,249,000,000 shares of common stock at a par value of $0.001 at December 31, 2022 and 2021.

F-12

MIKE THE PIKE PRODUCTIONS, INC.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2022 AND 2021

The Company relies on capital raised through loans, private placement memorandums to assist in the funding of operations.

.NOTE 8 – INCOME TAXES

Deferred tax assets arising as a result of net operation loss carry forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company’s evaluation was performed for the tax years ended December 31, 2021 and 2019 for U.S. Federal Income Tax and for the State of Wyoming.

The Company has net operating loss carry forwards in the amount of approximately $1,386,650 that will expire beginning in 2024. The deferred tax assets including the net operating loss carry forward tax benefit of $,1,386,650 total $917,200 which is offset by a valuation allowance. The other deferred tax assets include accrued officer compensation, stock based compensation, and amortization. The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income.

The Company follows the provisions of uncertain tax positions. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at December 31, 2022 and 2021 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

NOTE 9 – RELATED PARTY TRANSACTIONS

During the twelve months end December 31, 2022 and 2021, the Company’s CEO, Mark Newbauer, had advanced the Company $17,500 and $0 respectively of personal funds. As of December 31, 2022 and 2021 the Company owed him $135,903 and $118,403 respectively.

NOTE 10 – INVESTMENT IN PARTNERSHIP

Commencing in 2010 the Company entered into a Partnership with Spoke Lane Entertainment which publishes graphic novel assets toward sales and film rights/screen adaptations. The Company provided funds in the amount of $3,700 for the year ended December 31, 2014 and $688 for the year ended December 31, 2013 to pay various operating expenses. As of December 31, 2014 and 2013 the Company has invested $45,783 and $42,083. At December 31, 2021, the Company has determined that the investment is impaired and has been written off.

NOTE 11 - SUBSEQUENT EVENTS

Subsequent events were evaluated through April 27, 2023 which is the date the financial statements were available to be issued. There were no events that would require additional disclosure at the time of financial statement presentation.

F-13

(b) Exhibits.[1]

Incorporated by reference

		Filed		Period		Filing
Exhibit	Exhibit Description	herewith	Form	ending	Exhibit	date
3.2	By-Laws
3.2.1	Amended Bylaws
4.1	Specimen Stock Certificate
99.1	Amended Articles	x

[1] Exhibits 3.2, 3.2.1, 4.1 previously filed.